Exhibit (d)(3)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT VOYA VARIABLE PORTFOLIOS, INC.

OPERATING EXPENSE LIMITS

Name of Fund*		Maximum Operating Expense Limit
		(as a percentage of average net assets)

			Share Classes

	Adviser	I	P2	R6	S	S2	T

Voya Emerging Markets Index Portfolio	N/A	N/A	0.15%	N/A	N/A	N/A	N/A

Initial Term for Class P2 Expires May 1, 2018

Voya Global High Dividend Low Volatility	1.34%	0.84%	N/A	N/A	1.09%	1.24%	1.44%
Portfolio
Term Expires May 1, 2021

Voya Index Plus LargeCap Portfolio	1.05%	0.55%	N/A	N/A	0.80%	0.95%	N/A
Term Expires May 1, 2020

Voya Index Plus MidCap Portfolio	1.10%	0.60%	N/A	N/A	0.85%	1.00%	N/A
Initial Term Expires May 1, 2006
Initial Term for Class S2 Expires May 1, 2010

Voya Index Plus SmallCap Portfolio	1.10%	0.60%	N/A	N/A	0.85%	1.00%	N/A
Initial Term Expires May 1, 2006
Initial Term for Class S2 Expires May 1, 2010

Voya International Index Portfolio	1.00%	0.50%	0.15%	N/A	0.75%	0.90%	N/A
Term Expires May 1, 2024

Voya Russell™ Large Cap Index Portfolio	0.87%	0.37%	N/A	N/A	0.62%	0.77%	N/A
Initial Term Expires May 1, 2009
Initial Term for Class S2 Expires May 1, 2010

Voya Russell™ Mid Cap Growth Index	N/A	0.43%	N/A	N/A	0.68%	0.83%	N/A
Portfolio
Term Expires May 1, 2017

Voya Russell™ Mid Cap Index Portfolio	0.93%	0.43%	0.15%	N/A	0.68%	0.83%	N/A
Initial Term Expires May 1, 2009
Initial Term for Class S2 Expires May 1, 2010
Initial Term for Class P2 Expires May 1, 2018

Name of Fund*		Maximum Operating Expense Limit
		(as a percentage of average net assets)

			Share Classes

	Adviser	I	P2	R6	S	S2	T

Voya Russell™ Small Cap Index Portfolio	0.95%	0.45%	0.15%	N/A	0.70%	0.85%	N/A
Initial Term Expires May 1, 2009
Initial Term for Class S2 Expires May 1, 2010
Initial Term for Class P2 Expires May 1, 2018

Voya Small Company Portfolio	1.40%	0.90%	N/A	0.90%	1.15%	N/A	N/A
Term Expires May 1, 2021

Voya U.S. Bond Index Portfolio	0.88%	0.38%	0.15%	N/A	0.63%	0.78%	N/A
Term Expires May 1, 2020
Initial Term for Class P2 Expires May 1, 2018

							/s/ HE
							HE

Effective Date: May 1, 2022, to reflect the extension of the term for Voya International Index Portfolio ("International Index Portfolio") in connection with the proposed merger of VY® T. Rowe Price International Stock Portfolio with and into International Index Portfolio.

*This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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